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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-8 (File No. 333-96261) of our report dated September 27, 1999 on our audits of the financial statements of International Fuel Technology, Inc. as of March 31, 1999 and 1998 and for each of the two years in the period ended March 31, 1999, and for the period from April 9, 1996, the date of inception, to March 31, 1999, which report is included in the Company's Form 8-K filed January 12, 2000.

/s/ McGLADREY & PULLEN, LLP


Las Vegas, Nevada
May 4, 2000

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